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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

Alexander Boxall, S. A.       [Organized under the laws of the Kingdom of Spain]

Micro-Tech Products, Inc.     [Massachusetts Corporation - Inactive]